SUBJECT TO COMPLETION, DATED August 12, 2025

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

File No. 333-284153

Preliminary Prospectus Supplement

(To Prospectus dated June 27, 2025)

TSS, INC.

__________ Shares of Common Stock

We are offering ________________ shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price is $_____ per share.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “TSSI.” On August 11, 2025, the closing price of our common stock was $18.83 per share.

	Per Share	Total
Public offering price	$_____	$_____
Underwriting discount and commissions (1)	$_____	$_____
Proceeds, before expenses, to us	$_____	$_____

(1) We have agreed to pay the Underwriter a cash fee equal to 5.0% of the gross proceeds of this offering. This does not include the reimbursement of certain expenses of the Underwriter we have agreed to pay. See “Underwriting” beginning on page S-14 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional __________ shares of common stock, solely to cover over-allotments, if any.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the common stock to purchasers on or about __________, 2025.

Lucid Capital Markets

The date of this prospectus supplement is ________, 2025.

Prospectus Supplement

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated June 27, 2025, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise indicated, all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

S-1

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and information contained elsewhere in or incorporated by reference into this prospectus supplement. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors,” beginning on page S-7 of this prospectus supplement and page 7 of the accompanying prospectus, as well as the information incorporated herein by reference, before making an investment decision.

In this prospectus, the terms “TSS,” the “Company,” “we,” “us” and “our” refer to TSS, Inc., unless the context requires otherwise.

Company Overview

TSS provides a comprehensive suite of services for the planning, design, deployment, maintenance, and refresh of end-user and enterprise systems, including the mission-critical facilities in which they are housed. We provide a single source solution for enabling technologies in data centers, operations centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. Our services consist of technology consulting, design and engineering, project management, systems integration, systems installation, facilities management and IT procurement services. Beginning in 2024, our systems integration services have been enhanced to include integration of Artificial Intelligence (AI) enabled data center server racks. TSS was incorporated in Delaware in December 2004. We recently relocated our corporate offices and primary integration facility from Round Rock, Texas to Georgetown, Texas and continue to operate a second integration facility at our former corporate office in Round Rock, Texas.

We support a broad range of enterprise customers who utilize our services to deploy solutions in their own data centers, in modular data centers (MDCs), in colocation facilities or at the edge of the network. This market remains highly competitive and is subject to constant evolution as new computing technologies or applications drive continued demand for more advanced computing and storage capacity. In 2023, these enterprises shifted their investment priorities towards AI and accelerated computing infrastructure initiatives. Enterprise and data center operators are facing immense pressure to rapidly integrate and deploy the latest generative AI equipment and GPUs (Graphics Processing Units) and will need to adapt these next-generation servers and custom rack-scale architectures to compete in the market successfully and quickly. Ensuring adequate power and thermal management systems are implemented to support these new technologies while meeting increasingly stringent sustainability requirements is critical to a successful deployment. TSS exists to assist these operators in achieving these benefits over the life cycle of their IT investments.

Over the last ten years we have focused our business on providing world-class integration services to our customer base. As computing technologies evolve, and as we see new power and cooling technologies emerge, including direct liquid-cooled IT solutions and the rapid adoption of AI computing solutions, we will continue to adapt our rack and systems integration business to support these new products. We will also continue to offer expanded services to enable the integration, deployment, support, and maintenance of these new IT solutions. We compete in expanding market segments, often against larger competitors who have extensive resources. We rely on several large relationships and one US-based OEM (original equipment manufacturer) customer to win contracts and to provide business to us under Master Service Agreements. The loss of or material decline in volume of business from this OEM customer would have a material negative effect on our results.

Most of the components used in our systems integration business are consigned to us by our largest OEM customer or its end-user customers. Thus, our revenues reflect only the services we perform, and the consigned components are not reflected in our income statement or on our balance sheet. We also offer our customers strategic procurement services whereby we procure third-party hardware, software and services on their behalf. Our configuration and integration service businesses often integrate these components to deliver a complete system to our customers.

S-2

In October 2024, we signed a multi-year agreement with our largest customer to provide systems integration services for AI-enabled computer racks at an expected minimum monthly volume.  To support this level of production, and to be able to provide increased volumes over our prior facility, we have moved our headquarters and production facility to a new location in 2025.  Through June 30, 2025, we have invested approximately $31.6 million in improvements to that leased facility, primarily to significantly increase the available electrical power and related cooling capabilities for both air-cooled and direct liquid cooled (“DLC”) computer racks.  We are financially responsible for all fixed and variable costs related to this activity, including debt service requirements related to the capital expenditures, direct and indirect labor related to this activity, and all facility and related costs.  While there may be some variability in the number of racks built in any given period, we believe the structure of the agreement with our customer provides reasonable assurance to us that absent our material breach of the agreement or our termination of the agreement, the revenues we earn from this arrangement will consistently be sufficient to cover the aforementioned costs we expect to incur in fulfilling our obligations.

Our customer could terminate the agreement if we were to materially breach the agreement, leaving us with the financial obligations of the lease and debt service regardless of whether we had revenues sufficient to cover those costs. Likewise, if we were to terminate the agreement other than due to the other party’s material breach of the agreement, the other party would be relieved of any further obligation. Funding sources for the build-out costs at the new facility include approximately $6.8 million to be contributed by our landlord, $20 million from a bank construction loan, and cash on hand for the remainder of the costs.  The construction loan is expandable up to $25 million with bank approval.  We borrowed $8.7 million on the loan on December 31, 2024 and drew down the remaining $11.3 million in May 2025, which reimbursed us for capital expenditures we had previously funded using cash on hand.

We believe that the exponential growth in the data center market is largely powered by demand for AI. According to Market.us, the estimated global AI server market is expected to be $410 billion in 2027 and will grow at a CAGR of 37.8% to be $3.9 trillion by 2034. This demand will be driven by the increasing adoption of AI technologies for analytics and complex computational tasks, which require specialized, high performance server infrastructures. According to Gartner, the estimated end-user cloud spending in 2025 is $723 billion, up 21.5 % from $596 billion in 2024. This growth is driven by demand from enterprise and hyper-scaler platforms serving as marketplaces for a growing number of generative AI-powered applications. According to IDC, the estimated modular/edge computing market in 2028 will be $380 billion with an expected 13.8% CAGR. Edge computing continues to play a role in the deployment of AI applications and privacy, with enterprise investments continuing to shift towards infrastructure expansion.

The volume of our strategic procurement services grew substantially in the quarter and six-month periods ended June 30, 2025 compared to the quarter and six-month periods ended June 30, 2024. In some cases, we also act as an agent and arrange for the purchase of third-party hardware, software or services that are to be provided to our customers by another party. However, we have no control of the goods or services before they are transferred to the customer. In these instances, we are acting as an agent in the transaction. These procurement services allow us to develop relationships with new hardware, software and professional service providers and allow us to generate higher profits on integration projects by broadening our revenue and customer base. In procurement transactions where we do not take possession of the goods being sold (“net deals”), we record as revenue on our financial statements only the agent fee we earn for facilitating the transaction. For procurement services in which we take possession of and perform work to somehow transform the goods prior to shipping them to our OEM customer’s end users (“gross deals”), we record as revenue the gross value of the sale, and record costs of sales for the amount we spend to acquire the goods that we transform. Thus, the gross margin percentage for this business can be significantly different, even if the gross profit dollars are the same, depending on whether we record the gross procurement transaction when we handle the products or record only our agent fee when merely arranging the sale in a net procurement transaction. This, in turn, can have an impact on the consolidated gross margin percentage, particularly in periods in which we experience a large volume of procurement transactions in relation to the volume of the remainder of our business.

S-3

Recent Financial Performance

Recent Business Developments

•	Signed multi-year agreement with primary customer

o	Solidifies our position as a key partner for executing the customer’s technology roadmap
o	Stipulates a base case for volume
o	Mitigates operational risk
o	Enhances our revenue visibility

•	Relocated and Expanded Our Factory

o	Positioned for continued rapid growth
o	More space and access to increased power supply to meet accelerating demand for AI-enabled technologies → Increased from 2.7MW to 15MW; city commitment for continued increases as needed
o	Expanded capacity by more than 2X to ~213,000 sq ft of operating space
o	Began production in May 2025; fully operational in June

•	Uplisted to Nasdaq Capital Market

o	Began trading on Nasdaq on November 14, 2024
o	Improved liquidity for shareholders
o	Increased visibility
o	Helps attract new investors
o	Added to Russell 2,000 and Russell 3,000 in 2025

Corporate Information

TSS was incorporated in Delaware in December 2004. Our headquarters and our systems integration and configuration services facility are located in Georgetown, Texas. Our telephone number is (512) 310-1000. Our website address is https://tssiusa.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

S-4

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDA:

	(USD in thousands)
	FY 2022	FY 2023	FY 2024	6M 6/30/22	6M 6/30/23	6M 6/30/24	6M 6/30/25
Net income (loss)	(73)	47	5,976	463	(471)	1,417	4,462
Interest expenses, net	931	1,616	2,175	282	760	501	1,769
Depreciation and amortization	383	320	608	180	177	188	1,054
Income tax provision	56	60	158	21	21	36	118
EBITDA	1,297	2,070	8,917	946	487	2,142	7,403
Stock based compensation	365	581	1,235	213	299	305	1,851
Adjusted EBITDA	1,662	2,651	10,152	1,159	786	2,447	9,254

S-5

The Offering

Common stock offered by us:	__________ shares
Offering price:	$_____ per share
Common stock to be outstanding after the offering:	__________ shares (or __________ shares, if the underwriters’ over-allotment option to purchase additional shares is exercised in full) (1)
Over-allotment option:

We have granted the underwriters an option to purchase up to _________ additional shares to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of the underwriting agreement

Use of proceeds:

We currently expect to use the net proceeds from this offering for general corporate purposes, including, but not limited to, working capital and growth capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq symbol:	TSSI

(1) The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 23,740,028 shares outstanding as of June 30, 2025, which excludes 1,359,203 shares of common stock underlying awards of restricted stock that were subject to vesting restrictions as of such date and 1,490,000 shares of common stock available for future issuance under our 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”).

S-6

Risk Factors

Investing in our common stock involves risks. Before making an investment decision, you should carefully review the risks and uncertainties described below under “Risks Related to this Offering” and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. In that event, the market price of our common stock could decline and you could lose all or part of your investment. You should carefully consider all of the information set forth in this prospectus supplement, and the documents incorporated by reference herein and therein and annexed hereto and thereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our securities.

Risks Related to this Offering

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the purchase price per share of common stock and the “adjusted” net tangible book value per share after giving effect to the offering. The offering price for one share of common stock is substantially higher than the net tangible book value per share of our common stock. As a result, investors purchasing shares in this offering will incur immediate dilution of $_____ per share of common stock, based on a purchase price of $_____ per share.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

The market price for our common stock has been and may be volatile in the future, you may not be able to resell all of your shares at or above the public offering price, and you could lose all or a part of your investment.

Our common stock has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to our operating performance. As an investor, you may never recoup all, or even part, of your investment, and you may never realize any return on your investment. Our results and our stock price are significantly affected by various factors, many of which are outside of our control, including the following:

•	quarterly variations in our operating results compared to market expectations;
•	the operating results of our significant OEM customer;
•	changes in the competitive landscape in the market in which we and our significant OEM customer operates and our and our significant OEM customer’s ability to respond to such preferences and trends;
•	negative earnings or other announcements by us, our competitors, our significant OEM customer, or the end users of the products manufactured by our significant OEM customer;
•	announcements of new products and services by us or our competitors;
•	changes in labor market conditions;
•	actions by competitors;
•	changes in senior management or key personnel;
•	issuances or expected issuances by us of our common stock;
•	changes in U.S. tax law;
•	global economic, political, legal and regulatory factors unrelated to our performance; and
•	fluctuation in prevailing interest rates affecting our cost of borrowed funds.

S-7

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional share of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital and growth capital. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-8

Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the SEC. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management. All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “project,” “plan,” “seek,” “will,” “may,” “might,” “would,” “could” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements, and there can be no assurance that any such expectation, estimate or projection will be met. Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements. These potential factors, risks and uncertainties include, among other things, such factors as:

•	we derive a significant portion of our revenues from one customer;
•

material breach of our multi-year rack integration agreement, or our choice to terminate the agreement for any reason other than the other party’s material breach of the agreement, could significantly reduce certain minimum payments from our primary OEM customer;

•

future power demands of AI-enabled computer racks is unknown and our ability to continue to earn revenues from AI rack integration services is highly dependent on our access to an acceptable amount of electrical power and related computer cooling capabilities;

•	our revenues and profitability could be materially and negatively affected by U.S. imposed tariffs;
•

supply chain challenges have negatively affect our integration business by slowing the supply of parts needed to perform integration services, requiring us to hold greater quantities of inventory for longer periods and/or delaying completion of services for our customers;

•	changes in labor market conditions are causing increases in our labor costs, and if we are unable to adequately recover these costs from our customers, our business will be negatively impacted;
•	the level of our procurement business may fluctuate significantly on a quarterly basis, requiring additional working capital to grow;
•

as the age of modular data centers increases and customers look to shut or replace such units, our recurring maintenance revenues could be negatively impacted, and this could adversely affect our operating results; and

•

other risks and uncertainties, including those mentioned in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, as such may be amended or supplemented (see “Risk Factors”).

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements.

Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement.

S-9

Use of Proceeds

We estimate that the net proceeds to us from the sale of shares of our common stock that we are offering will be approximately $_____ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $_____ million if the underwriters exercise their over-allotment option to purchase additional shares in full.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and growth capital. We have not yet determined the manner in which we will allocate the net proceeds from this offering, and as a result, management will have broad discretion in the allocation and use of the net proceeds. We may temporarily invest the net proceeds from this offering in cash and cash equivalents or short-term marketable securities until they are used for their stated purpose.

S-10

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including, among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facility and other financing arrangements.

S-11

Capitalization

The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of June 30, 2025:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of shares of common stock in this offering at the public offering price of $_____ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of shares offered hereby, but not the application of the net proceeds from the issuance and sale of such shares. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report for the quarter and six-month period ended June 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025 (in thousands, except share data)
	Actual	As Adjusted
Cash and cash equivalents	$36,836	$
Restricted cash, non-current	5,000

Total indebtedness	19,541
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 authorized; none issued	-
Common stock, $0.0001 par value; 49,000 shares authorized; 25,975 issued and 23,740 outstanding	3
Additional paid-in capital	76,058
Treasury stock, at cost; 1,975 shares	(10,650)
Accumulated deficit	(55,873)
Total stockholders’ equity	9,538

Total capitalization	$29,079	$

The above discussion and table are based on 23,740,028 shares outstanding as of June 30, 2025, which excludes 1,359,203 shares of common stock underlying awards of restricted stock that were subject to vesting restrictions as of such date and 1,490,000 shares of common stock available for future issuance under our 2025 Plan.

S-12

Dilution

Our net tangible book value as of June 30, 2025 was approximately $8.8 million, or $0.37 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share of our shares immediately after this offering.

After giving effect to the sale of shares in this offering at the public offering price of $_____ per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $_____ million, or $_____ per share. This represents an immediate increase in net tangible book value of $_____ per share to existing stockholders and immediate dilution of $_____ per share to investors purchasing our shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of June 30, 2025		$8,758,000
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value would increase to approximately $_____ million, or $_____ per share, representing an increase to existing stockholders of approximately $_____ per share, and an immediate dilution of approximately $_____ per share to the investors in this offering.

The above discussion and table are based on 23,740,028 shares outstanding as of June 30, 2025, which excludes 1,359,203 shares of common stock underlying awards of restricted stock that were subject to vesting restrictions as of such date and 1,490,000 shares of common stock available for future issuance under our 2025 Plan.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-13

Underwriting

We intend to enter into an underwriting agreement with the underwriters listed in the table below. Lucid Capital Markets, LLC is the sole bookrunning manager and representative (the “Representative”) of the several underwriters for the offering. We refer to the underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to severally purchase from us, shares of our common stock. Our common stock trades on The Nasdaq Capital Market under the symbol “TSSI.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Lucid Capital Markets, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

Over-Allotment Option

We have granted the underwriters an option to buy up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of the underwriting agreement.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $_____ per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discount will be 5.0% of the gross proceeds of this offering, or $_____ per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. We have agreed to reimburse the Representative at closing for legal expenses incurred by it in connection with the offering up to a maximum of $115,000.

We estimate that our total offering expenses for this offering, net of the underwriting discount and commission, will be approximately $_____.

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The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$	$	$
Underwriting discount and commission paid by us	$	$	$	$
Proceeds before expenses to us	$	$	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of the underwriters and, for a period of thirty (30) days following the date of this prospectus supplement (the “Lock-Up Period”), we have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company, except for the issuance of the shares of our common stock in this offering and the issuance of shares of our common stock pursuant to our 2025 Plan.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions, including but not limited to transfers (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor; (iii) pursuant to a will or other testamentary document or intestate succession; (iv) distributions to partners, members, or direct or indirect shareholders or any other direct or indirect equity owner of the party; (v) to any corporation, partnership, limited liability company, trust or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor; (vi) by operation of law, including pursuant to an order of a court or government agency, including a qualified domestic order; (vii) the exercise of any option or warrant for common stock (including to satisfy withholding obligations or the payment of taxes in connection therewith); and (viii) in the event we are acquired by another company. Furthermore, following the exercise of the over-allotment option in full, the directors and executive officers may sell up to, in the aggregate, _____ shares of common stock of the Company, provided that the purchase price per share in such sale is equal to or greater than $_____.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve security and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. Ellenoff Grossman & Schole LLP is acting as counsel for the underwriters in connection with this offering.

S-16

Experts

The financial statements of TSS, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement have been audited by Weaver and Tidwell L.L.P., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

S-17

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus supplement and accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information in the registration statement. For further information about us and the securities offered hereby, see the registration statement and the exhibits and schedules thereto. We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file unaudited quarterly and audited annual reports, proxy statements and other information with the SEC. The SEC maintains an Internet site which provides online access to reports, proxy statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, we post our filed documents on our website at https://tssiusa.com. Except for the documents incorporated by reference into this prospectus, the information on Lakeland’s website is not a part of this prospectus supplement.

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Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on April 15, 2025);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 11, 2025)];

•	the information contained in our Definitive Proxy Statement on Schedule 14A (filed on April 30, 2024);

•

our Current Reports on Form 8-K filed on January 7, 2025, March 27, 2025, May 15, 2025, June 9, 2025, July 16, 2025, and August 6, 2025 (except, with respect to each of the foregoing, for portions of such reports which are deemed to be furnished and not filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed on July 27, 2007 (File No. 001-33627) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such reports and documents. This prospectus supplement also incorporates by reference any documents that we filed with the SEC after the date that the initial registration statement was filed with the SEC and effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any of the documents that we incorporate by reference into this prospectus supplement at no cost by writing or telephoning us at the following address:

TSS, Inc.

Attention: Investor Relations

1800 Aviation Dr., Building 1, Suite 100

Georgetown, Texas 78628

Telephone: (512) 310-1000

S-19

Prospectus

TSS, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering, shares of our common stock; shares of preferred stock; debt securities; warrants to purchase shares of our common stock, preferred stock, debt securities and/or units; and units consisting of any of the foregoing, each as described in this prospectus. This prospectus also covers an indeterminate number of securities that may be issued upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange or pursuant to the antidilution provisions of any such securities. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $150,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “TSSI.” On June 25, 2025, the closing price of our common stock was $27.17 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus and any accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2025.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants and units to purchase any of such securities with a total value of up to $150,000,000 from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, you must rely on the information in the prospectus supplement and any related free writing prospectus that we provided to you. Please carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus and the applicable prospectus supplement before deciding to invest in our securities being offered. This prospectus or any related free writing prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement or any related free writing prospectus speaks only as of the date set forth on the cover page of that document and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

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Prospectus Summary

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 7 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

In this prospectus, the terms “TSS,” the “Company,” “we,” “us” and “our” refer to TSS, Inc., unless the context requires otherwise.

Company Overview

TSS provides a comprehensive suite of services for the planning, design, deployment, maintenance, refresh and take-back of end-user and enterprise systems, including the mission-critical facilities in which they are housed. We provide a single source solution for enabling technologies in data centers, operations centers, network facilities, server rooms, security operations centers, communications facilities and the infrastructure systems that are critical to their function. Our services consist of technology consulting, design and engineering, project management, systems integration, systems installation, facilities management and IT procurement services. Our systems integration services have recently been enhanced to include integration of Artificial Intelligence (AI) enabled computer racks including both air cooled and direct liquid-cooled racks.

We support a broad range of enterprise customers who utilize our services to deploy solutions in their own data centers, in modular data centers (MDCs), in colocation facilities or at the edge of the network. This market remains highly competitive and is subject to constant evolution as new computing technologies or applications drive continued demand for more advanced computing and storage capacity. In 2023, these enterprises shifted their investment priorities towards AI and accelerated computing infrastructure initiatives. Enterprise and data center operators are facing immense pressure to rapidly integrate and deploy the latest generative AI equipment and GPUs (Graphics Processing Units) and will need to adapt these next-generation servers and custom rack-scale architectures to compete in the market successfully and quickly. Ensuring adequate power and thermal management systems are implemented to support these new technologies while meeting increasingly stringent sustainability requirements is critical to a successful deployment. TSS exists to assist these operators in achieving these benefits over the life cycle of their IT investments.

Over the last ten years we have focused our business on providing world-class integration services to our customer base. As computing technologies evolve, and as we see new power and cooling technologies emerge, including direct liquid-cooled IT solutions and the rapid adoption of AI computing solutions, we will continue to adapt our rack and systems integration business to support these new products. We will also continue to offer expanded services to enable the integration, deployment, support, and maintenance of these new IT solutions. We compete in expanding market segments, often against larger competitors who have extensive resources. We rely on several large relationships and one US-based OEM (original equipment manufacturer) customer to win contracts and to provide business to us under Master Service Agreements. The loss of or material decline in volume of business from this OEM customer would have a material negative effect on our results.

Most of the components used in our systems integration business are consigned to us by our largest OEM customer or its end-user customers. Thus, our revenues reflect only the services we perform, and the consigned components are not reflected in our income statement or on our balance sheet. We also offer our customers strategic procurement services whereby we procure third-party hardware, software and services on their behalf. Our configuration and integration service businesses often integrate these components to deliver a complete system to our customers.

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In some cases, we also act as an agent and arrange for the purchase of third-party hardware, software or services that are to be provided to our customers by another party. However, we have no control of the goods or services before they are transferred to the customer. In these instances, we are acting as an agent in the transaction. These procurement services allow us to develop relationships with new hardware, software and professional service providers and allow us to generate higher profits on integration projects by broadening our revenue and customer base. In procurement transactions where we do not take possession of the goods being sold (“net procurement transactions”), we record as revenue on our financial statements only the agent fee we earn for facilitating the transaction. For procurement services in which we take possession of and perform work to somehow transform the goods prior to shipping them to our OEM customer’s end users (“gross procurement transactions”), we record as revenue the gross value of the sale, and record costs of sales for the amount we spend to acquire the goods that we transform. Thus, the gross margin percentage for this business can be significantly different, even if the gross profit dollars are the same, depending on whether we record the gross procurement transaction when we handle the products or record only our agent fee when merely arranging the sale in a net procurement transaction. This, in turn, can have an impact on the consolidated gross margin percentage, particularly in periods in which we experience a large volume of procurement transactions in relation to the volume of the remainder of our business.

Corporate Information

TSS was incorporated in Delaware in December 2004. Our headquarters and our systems integration and configuration services facility are located in Round Rock, Texas. Our telephone number is (512) 310-1000. Our website address is https://tssiusa.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

Description of Securities We May Offer

We may offer shares of our common stock, shares of our preferred stock, debt securities, and warrants and units to purchase any of such securities, up to a total aggregate offering price of $150,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the estimated net proceeds to us.

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Risk Factors

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference include forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following:

•	we derive a significant portion of our revenue from one customer;

•	we have a history of operating losses and we may experience net losses in the future;

•	our results of operations may vary widely from quarter to quarter;

•	most of our contracts may be canceled on short notice, so our revenue and potential profits are not guaranteed;

•

if we materially breach our long-term agreement for integration of AI-enabled computer racks, the counter-party to that agreement could terminate the agreement. If that were to occur, cross-default provisions in our loan agreement and our lease could trigger defaults of those agreements.

•	we may not achieve the expected benefits from strategic acquisitions, investments, joint ventures, capital investments and other corporate transactions that we have pursued or may pursue;

•	disruption in our supply chain, manufacturing or distribution operations could adversely affect our business;

•	we may need additional funds, and if we are unable to obtain these funds, we may not be able to expand or operate our business as planned;

•

we incurred debt to fund a portion of the improvements to our production facility and such debt will continue to increase during the construction period. If we are unable to generate the revenues or earnings expected from the new facility, we could be unable to repay such debt.

•	to raise funds, we may issue new securities, which could dilute current holders of our securities;

•	to raise funds, we may incur additional debt, which could increase financial stress on the organization.

•

a terrorist attack, other geopolitical crisis, or widespread outbreak of an illness or other health issue, such as the COVID-19 pandemic, could negatively impact our domestic and/or international operations; and

•

other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K or Current Reports on Form 8-K and other documents that are incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC, which sections are incorporated herein by reference.

Our actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of the foregoing factors, as well as those identified in this prospectus or applicable prospectus supplement under the heading “Risk Factors” and in other filings we periodically make with the SEC. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and we do not undertake to update any of these forward-looking statements to reflect a change in our views or events or circumstances that occur after the date of this report.

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Use Of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, including, but not limited to, working capital, capital expenditures, to pay off existing indebtedness, research and development, and other administrative expenses. We may also use such proceeds to fund acquisitions of businesses, technologies, or product lines that complement our current business. Pending application of the net proceeds, we may invest the net proceeds of the offering of securities by us in investment-grade, interest-bearing securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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Description Of Capital Stock

The following is a description of the material terms of our capital stock included in our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Amended and Restated By-Laws (our “By-Laws”). This description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We encourage you to read our Certificate of Incorporation and By-Laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for more information.

General

Our authorized capital stock consists of:

•	49,000,000 shares of common stock, par value $0.0001 per share; and

•	1,000,000 shares of preferred stock, par value $0.0001 per share.

Our common stock is the only class or series of our securities which has been registered under Section 12 of the Exchange Act.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available thereof. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action.

Dividend Rights. Holders of our common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We do not intend to pay cash dividends in the foreseeable future and there is no guarantee that additional dividends will be declared and paid at any time.

Liquidation and Dissolution Rights. Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Other Rights and Restrictions. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our common stock is not subject to redemption by us. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. If we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Market Information.Our common stock is traded on The Nasdaq Capital Market under the symbol “TSSI”.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Under our Certificate of Incorporation, our board of directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval.

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Stock Options and Restricted Stock

On June 4, 2025, our stockholders adopted the TSS, Inc. 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”). The 2025 Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of non-qualified stock options, restricted stock, stock units, performance awards, or other awards to employees, non-employee directors, and consultants.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we may offer from time to time. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period, and any other terms of conversion (including any anti-dilution provisions, if any);

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock;

•	if appropriate, a discussion of U.S. federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-Laws

The existence of some provisions of our Certificate of Incorporation and By-Laws could discourage, delay or prevent a change in control of our Company that a stockholder may consider favorable. These include provisions:

•	providing that our board of directors fixes the number of members of the board and fills all vacancies on the board of directors;

•	providing for the division of our board of directors into three classes with staggered terms;

•	limiting who may call special meetings of stockholders;

•	prohibiting stockholder action by written consent, thereby requiring stockholder action to be taken at a meeting of the stockholders;

•	advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

•	establishing supermajority vote requirements for certain amendments to our Certificate of Incorporation and By-Laws; and

•	limiting the right of stockholders to remove directors.

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In addition, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

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Description Of Debt Securities

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

General

We may issue debt securities from time to time in one or more distinct series. Debt securities will be issued under an indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payments and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities with OID will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

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•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of debt securities;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

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This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue up to $150,000,000 and provides that we may issue debt securities from time to time in one or more series under the form of indenture attached to this prospectus, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such as new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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Description Of Warrants

We may issue warrants for the purchase of shares of our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Before exercising their warrants, holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of TSS.

Exercise of Warrants

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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Description Of Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under the sections entitled “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit, as applicable, and to any common shares, debt security or warrant included in each unit, as applicable.

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Plan Of Distribution

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

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We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on The Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, warrants or units on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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Experts

The consolidated financial statements of TSS, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of Weaver and Tidwell L.L.P., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at tss-inc.ir.rdgfilings.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on April 15, 2025);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (filed on May 15, 2025);

•	our Definitive Proxy Statement on Schedule 14A (filed on April 30, 2025);

•	our Current Reports on Form 8-K filed on May 15, 2025 and June 9, 2025; and

•

the description of the Company’s Common Stock contained in the Company’s Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Current Report on Form 8-K filed on January 25, 2007, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide, without charge, to each person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, excluding exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:

TSS, Inc.

Attention: Investor Relations

110 E. Old Settlers Blvd.

Round Rock, Texas 78664

Telephone: (512) 310-1000

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TSS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

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_____________ Shares

Common Stock

TSS, INC.

PROSPECTUS SUPPLEMENT

Lucid Capital Markets

August ___, 2025

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